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                                  Exhibit 10.3

                 The Registrant's 1997 Long Term Incentive Plan



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                           THE TOWN AND COUNTRY TRUST
                          1997 LONG TERM INCENTIVE PLAN




1.       ESTABLISHMENT AND PURPOSE

         The Town and Country Trust (the "Company") hereby establishes the 1997 LONG TERM INCENTIVE PLAN (the "Plan"). The Plan permits the grant of share options and restricted or unrestricted share awards.

         The purpose of the Plan is to promote the long term growth and profitability of the Company by providing trustees, officers and other key employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2.       DEFINITIONS

                  (a)      "Cause" means the occurrence of one of the following:

                           (i) Conviction for a felony or for any crime or
                  offense lesser than a felony involving the property of the Company, a subsidiary or a partnership in which the Company has a direct or indirect interest.

                           (ii) Conduct that has caused demonstrable and serious
                  injury to the Company, a subsidiary or a partnership in which the Company has a direct or indirect interest, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeals.

                           (iii) Gross neglect or dereliction of duty to the
                  Company or other grave misconduct by the participant and failure to cure such situation within 30 days after receipt of notice thereof from the Chief Executive Officer of the Company. If the participant initiating such misconduct is the Chief Executive Officer of the Company, the committee appointed pursuant to Section 3 (the "Committee"), as authorized by not less than two-thirds of all of its members shall give such notice to the Chief Executive Officer.

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                  (b)      "Change in Control" shall mean the occurrence of
         either:

                           (i) a change of a nature that would be required to be
                  reported in response to Item 6(e) of Schedule 14A of Regulation 14A, or any successor provision thereto, promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if (a) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Exchange Act), other than Alfred Lerner or a "group" including Alfred Lerner, is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Company entitled to cast 25% or more of the votes entitled to be cast for the election of trustees of the Company by the holders of its then outstanding securities; and
                  (b) at any time during the period of 36 months subsequent to the securities acquisition described above, individuals who at the beginning of such period constitute the Board of Trustees cease for any reason to constitute at least the majority thereof unless the nomination for election of each new trustee was approved by a vote of at least two-thirds of the trustees still in office who were trustees at the beginning of such 36 month period; or

                           (ii) any "person" or "group," as described above,
                  other than Alfred Lerner or a "group" including Alfred Lerner, is or becomes the "beneficial owner," directly or indirectly, of securities of the Company entitled to cast 40% or more of the votes entitled to be cast for the election of trustees of the Company by the holders of its then outstanding securities.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  (d) "Common Shares" means Common Shares of Beneficial Interest of the Company.

                  (e) "Competition" means acting as a director, trustee, partner, officer, employee, consultant or advisor with or to, or acquiring an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any business which competes with the Company or any subsidiary of the Company as determined by the Board of Trustees in its sole discretion.


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                  (f) "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee.

                  (g) "Fair Market Value" of a Common Share for any purpose shall be determined in accordance with policies adopted by the Committee.

                  (h) "Retirement" means retirement as defined under the Town and Country Management Corporation's pension or any successor plan thereto, if any, or termination of employment on retirement with the approval of the Committee.

                  (i) "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor statute of similar import.

3.       ADMINISTRATION

                  (a) The Plan shall be administered by a Committee of not less than three trustees of the Company.

                  (b) The Committee, consistent with the provisions of the Plan, shall be authorized to (i) select persons to participate in the Plan subject to the provisions of Section 5 hereof, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its shareholders and the participants in the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

                  (c) The Committee shall have no authority to administer, modify or interpret Section 7 of the Plan or any grants or awards made pursuant to Section 7.

4.       SHARES AVAILABLE FOR THE PLAN

         Subject to adjustments as provided in Section 14, an aggregate of 1,200,000 Common Shares may be issued pursuant to the Plan. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any

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Common Shares, such unpurchased or forfeited Common Shares shall thereafter be available for further grants under the Plan, except as otherwise provided by applicable rule of the Securities and Exchange Commission.

5.       PARTICIPATION

                  (a) Participation in the Plan, except for Section 7, is limited to those officers and other key employees of the Company and its Subsidiaries selected by the Committee, including trustees who are officers of the Company. Trustees who are not officers or employees of the Company or a Subsidiary are not eligible to participate in the Plan except as provided in Section 7. Only trustees who are not officers or employees of the Company are eligible to participate under Section 7.

                  (b) Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

6.       EMPLOYEE SHARE OPTIONS

         Subject to the other applicable provisions of the Plan, the Committee from time to time may grant to eligible participants non-qualified share options or incentive share options. Incentive share options shall be treated as, and are intended to qualify as, "incentive stock options", as that term is defined in
Section 422 of the Code. The options granted shall be subject to the following terms and conditions:

                  (a) Price. The price per share payable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted.

                  (b) Payment. Options may be exercised in whole or in part upon payment of the exercise price of the Common Shares to be acquired. Payment may be made in cash or, if authorized by the Committee, in Common Shares or a combination of cash and Common Shares. The Fair Market Value of Common Shares delivered on exercise of options shall be determined on the date of exercise. Common Shares delivered in payment of the exercise price may be already owned Common Shares or, if approved by the Committee, Common Shares acquired upon exercise of the option. Any fractional Common Share will be paid in cash. The Company, in accordance with policies approved by the Committee, may make or guarantee loans to participants to assist them to exercise options.


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                  (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable (i) prior to six months, or (ii) more than ten years, from the date the option is granted. All rights to purchase Common Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments or upon the occurrence of specified events. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as may be designated by the Committee. The Committee may accelerate the time at which any option may be exercised, and may impose resale restrictions on all or a portion of the Common Shares delivered upon exercise of any option. Prior to the exercise of the option and issuance of the Common Shares issuable upon exercise of the option, the optionee shall have no rights to any dividends or other distributions in respect of such shares or be entitled to any voting rights on any Common Shares subject to outstanding options.

                  (d)      Termination of Employment.

                           (i) If a participant ceases to be an employee of the
                  Company or any subsidiary due to death or Disability, each of the participant's options shall become fully vested and exercisable and shall remain so for a period of one year from the date of termination of employment, but in no event after its expiration date.

                           (ii) If a participant ceases to be an employee of the
                  Company upon Retirement, each option of the participant shall become fully vested and exercisable and shall remain so for a period of two years from the date of Retirement, but in no event after its expiration date. If the participant engages in Competition without written approval from the Company to do so, any unexercised options will be forfeited.

                           (iii) If a participant ceases to be an employee of
                  the Company due to Cause, all of the participant's options shall be forfeited immediately.

                           (iv) If a participant ceases to be an employee of the
                  Company for any reason other than death, Disability, Retirement or Cause, each option of the participant which is vested and exercisable shall remain so for a period of ninety days from the date of

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                  termination of employment, but in no event after its
                  expiration date, and then shall terminate. Options which have not vested at the termination date will be forfeited. If the participant engages in Competition without written approval from the Company to do so, all unexercised options will be forfeited.

                  (e)      Restrictions on Incentive Share Options.

                           (i) The aggregate Fair Market Value (determined as of
                  the grant date) of Common Shares in respect of which all incentive share options first become exercisable by any participant in any calendar year under this or any other plan of the Company or any related or predecessor corporation of the Company (as defined in the applicable regulations under the Code) may not exceed $100,000. If any incentive share option(s) granted under the Plan would cause such dollar limits to be exceeded, then the excess portion of the incentive share option(s) shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the dollar limitations.

                           (ii) The exercise price of any incentive share option
                  granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any related corporation shall be not less than 110% of the Fair Market Value of the Common Shares on the grant date and the term of such option shall not exceed five years.

                           (iii) In the event that a participant ceases to be an
                  employee of the Company or a subsidiary due to a reason other than Disability, the participant's incentive share options shall be treated as incentive share options only if exercised by the participant within ninety days after the date of termination of employment.

                           (iv) No option shall be an incentive share option
                  unless so designated by the Committee at the time of grant.

7.       NON-EMPLOYEE TRUSTEE SHARE OPTIONS

                  (a) Each person who becomes a non-employee trustee of the Company shall be granted a non-qualified share option to purchase 2,000 Common Shares on the date the person becomes a trustee. The exercise price shall be the closing price of

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         the Common Shares on the New York Stock Exchange on the
         grant date.

                  (b) Each person who is a non-employee trustee on January 2 of each year beginning on and after January 2, 1998 shall be granted an option to purchase 2,000 Common Shares on that date or the next day the New York Stock Exchange is open for trading. The exercise price shall be the closing price of the Common Shares on the New York Stock Exchange on the grant date.

                  (c) Options may be exercised in whole or in part by payment of the exercise price for the Common Shares to be acquired. Payment must be made in cash.

                  (d) All options shall be exercisable immediately following the effective date of grant. The term during which each option may be exercised shall be ten years from the date it is granted. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire ninety days after the grantee is no longer an eligible trustee. No option granted under this Section 7 shall be duplicative of any non-employee trustee option granted under the Company's Amended and Restated 1993 Long Term Incentive Plan.

8.       RESTRICTED AND UNRESTRICTED SHARE AWARDS

                  (a) Subject to the other applicable provisions of the Plan, the Committee at any time and from time to time may award Common Shares to such participants and in such amounts as it determines. Each award of Common Shares shall specify the applicable restrictions, if any, on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse in respect of all or a portion of the Common Shares that are part of the award. The Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan.

                  (b) Restricted shares may be issued at the time of award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If Common Shares are issued at the time of the award, the participant may be required to pay nominal consideration in accordance with state law and will be required to deposit the certificates with the Company during the period of restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Shares, including but not limited to the rights to receive dividends or other distributions in

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         respect of such shares (or amounts equivalent to such dividends or distributions) and to vote. If Common Shares are issued upon lapse of restrictions, the Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Shares to shareholders of record after the award and prior to the issuance of the shares.

                  (c) Except as otherwise provided by the Committee, on termination of a grantee's employment due to death, Disability, Retirement or a Change in Control during any period of restriction, all restrictions on Common Shares awarded to such grantee shall lapse. On termination of a grantee's employment for any other reason, all restricted shares in respect of which restrictions have not lapsed shall be forfeited to the Company.

9.       WITHHOLDING OF TAXES

                  (a) As a condition to any grant or payment by the Company under the Plan or to the delivery of certificates for Common Shares issued under the Plan, the Company may require that the grantee pay to the Company in cash or, if permitted in accordance with other provisions of the Plan or approved by the Committee, in Common Shares valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld in respect of any grant, payment or issuance or delivery of Common Shares.

                  (b) Unless otherwise determined by the Committee, a participant may also deliver Common Shares, including Common Shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission.

                  (c) An election to deliver Common Shares to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined, and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of Common Shares may not exceed the participant's estimated federal, state and local income tax obligations in connection with the exercise of the option or the sale of Common Shares received upon exercise of the option. The Fair Market Value of the Common Shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

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                  (d) The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld in respect of any grant or payment or the issuance or delivery of Common Shares under the Plan, or to retain or sell without notice a sufficient number of Common Shares to be issued to such grantee to provide for any such taxes.

10.      WRITTEN AGREEMENT

         Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

11.      TRANSFERABILITY

         No option or restricted share award (prior to lapse of the restrictions), granted under the Plan shall be transferable by an employee otherwise than by will or the laws of descent and distribution. An option may be exercised only by the optionee or grantee thereof or his or her guardian or legal representative.

12.      LISTING AND REGISTRATION

         If the Committee determines that the listing, registration or qualification upon any securities exchange, or under any law, of Common Shares subject to any option or award is necessary or desirable as a condition of, or in connection with, the grant or the issuance or purchase of Common Shares thereunder, no such option may be exercised in whole or in part and no shares may be issued unless such listing, registration or qualification is effected to the satisfaction of the Committee.

13.      TRANSFER OF EMPLOYEE

         Transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Company as continuing intact the employment relationship, until the employee's right to reemployment shall no longer be guaranteed either by law or contract.


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14.      ADJUSTMENT; BUSINESS COMBINATIONS

                  (a) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets, or any other change in the corporate structure or shares of the Company, the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by outstanding options and awards made under the Plan, the exercise price of outstanding options, and the number and kind of shares to be covered by options to be granted pursuant to
         Section 7 of the Plan shall be appropriately adjusted.

                  (b) In the event of any merger, share exchange, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, or in which the Company's shareholders become entitled to receive cash, securities of the Company other than voting Common Shares or securities of another issuer, or in the event of a Change in Control, (a) all outstanding options shall become vested and immediately exercisable and (b) all restrictions on restricted shares shall immediately lapse, at a date not later than the effective date of the transaction, notwithstanding any restriction on exercise or vesting.

15.      TERMINATION AND MODIFICATION OF THE PLAN

                  (a) The Board of Trustees, without approval of the shareholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required for continued compliance with Rule 16b-3 of the Securities and Exchange Commission, or if the modification would (a) increase the total amount of shares which may be issued under the Plan (except as provided in Section 14 hereof), (b) change the class of employees eligible to participate, (c) materially increase benefits to participants, or (d) extend the period during which options may be granted or exercised. No amendment to Section 7 of the Plan shall be made more than once every six months other than to conform with changes in the Code or the rules thereunder.

                  (b) No termination of the Plan shall affect outstanding options or awards previously made under the Plan.

                  (c) The Committee may amend or modify the grant of any outstanding option or award in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without

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         limitation to change the date or dates as of which an option becomes exercisable or restrictions on shares are to lapse. However, no modification may be made that would materially adversely affect any grant previously made under the Plan without the approval of the grantee. The Committee shall be authorized to make modifications to the Plan and outstanding awards of a minor or administrative nature or that may be required, authorized or made desirable by Federal or state laws applicable to the Company and/or the participants. The Board of Trustees shall exercise the power referred to in this paragraph in respect of Section 7 of the Plan or options granted thereunder.

16.      LIMITATION ON BENEFITS

         Notwithstanding any other provision of the Plan, no option may be exercised and no award will vest to the extent such exercise, vesting or payment will create an "excess parachute payment" as defined in Section 280G of the Code, and the portion of the option or award creating the excess parachute payment shall be forfeited and canceled.

17.      EFFECTIVE DATE

         The Plan shall become effective as of June 17, 1997, the date of its adoption by the Board of Trustees of the Company. The Plan shall be subject to ratification within twelve months of the effective date by an affirmative vote of a majority of Common Shares present and entitled to vote at a shareholders' meeting at which a quorum representing a majority of the outstanding Common Shares is present.

18.      TERMINATION DATE

         No further grants may be made under the Plan following the close of business on the day preceding the tenth anniversary of the effective date of the Plan.


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